[DESCRIPTION]Report of Independent Auditors



To the Shareholders and Board of Trustees of The Munder Funds Trust


In planning and performing our audit of
the financial statements of The Munder
Funds Trust (comprising, respectively,
the Munder Accelerating Growth, Munder
Balanced, Munder Growth & Income, Munder
Index 500, Munder International Equity,
Munder Small Company Growth, Munder Bond,
Munder Intermediate Bond, Munder U.S.
Government Income, Munder Michigan Triple
Tax-Free Bond, Munder Tax-Free Bond, Munder
Tax-Free Intermediate Bond, Munder Cash
Investment, Munder Tax-Free Money Market and Munder U.S. Treasury Money Market Funds) for the year ended June 30, 1998, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control.

The management of The Munder Funds Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public
Accountants.  A material weakness is a
condition in which the design or operation of one or more of specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters
involving internal control and
its operation, including controls
for safeguarding securities, that
we consider to be material weaknesses
as defined above at June 30, 1998.

This report is intended solely for
the information and use of the board
of trustees and management of The Munder
Funds Trust and the Securities and
Exchange Commission.



August  14, 1998